UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 1, 2016

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 1, 2016, Halliburton's Board of Directors appointed Mark A. McCollum to the role of Executive Vice President and Chief Financial Officer, a role he held prior to being appointed Chief Integration Officer during the pendency of the proposed acquisition of Baker Hughes Incorporated.   Also effective July 1, 2016, Christian A. Garcia, Senior Vice President of Finance, and Acting Chief Financial Officer will step down from the chief financial officer role and become Senior Vice President, Finance.
Mr. McCollum, age 57, has served as Executive Vice President and Chief Integration Officer since January 2015.  Prior to that time, he served as Executive Vice President and Chief Financial Officer from January 2008 to December 2014.
There are no family relationships existing between Mr. McCollum and any executive officer of Halliburton. There have been no transactions, and no transactions are currently proposed, in which Halliburton was or is to be a participant and in which Mr. McCollum or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. McCollum and any other persons pursuant to which Mr. McCollum was appointed to such position.
Mr. McCollum previously entered into an Employment Agreement with us on August 25, 2003, which was amended on December 31, 2008 (the agreement as so amended, the "Employment Agreement"). The Employment Agreement provides for a minimum annual base salary, participation in the Annual Performance Pay Plan, Performance Unit Program, and Stock and Incentive Plan, as well as other employee benefit plans and programs on the same basis generally as other executive officers.
The Employment Agreement provides that if his employment is terminated for Good Reason as defined therein or for any reason other than death, early or normal retirement, permanent disability, voluntary termination of employment for other than Good Reason, or for Cause, as defined therein, Mr. McCollum will receive the following:  (a) at our sole discretion and option, (i) the vesting of all shares of Halliburton common stock previously granted to Mr. McCollum which are unvested as of the date of termination of employment or (ii) the forfeiture of all such unvested shares of Halliburton common stock and a payment to Mr. McCollum in a single lump sum equal to the value of the unvested shares based on the closing price of Halliburton common stock on the New York Stock Exchange on the date of termination of employment; (b) a single lump sum payment equal to two years' of base salary, as in effect at the date of termination of employment, subject to a release of any and all claims; and (c) any individual bonuses or individual incentive compensation under our Annual Performance Pay Plan as if Mr. McCollum had remained employed by us for the entire year.  Mr. McCollum would also be eligible to receive other employee benefits under our employee benefit plans and programs on the same basis generally as other executive officers.
The description of Mr. McCollum's Employment Agreement is qualified in its entirety by the provisions of the Employment Agreement, which is incorporated by reference to Exhibits 10.1 to this Form 8-K.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Employment Agreement (incorporated by reference to Exhibit 10.1 to Halliburton's Form 10-Q for the quarter ended September 30, 2003, File No. 1-3492), as amended by the Amendment to Executive Employment Agreement (incorporated by reference to Exhibit 10.43 to Halliburton's Form 10-K for the year ended December 31, 2008, File No. 001-03492).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: July 5, 2016	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary

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